STEWART & STEVENSON SERVICES, INC.

                           DEFERRED COMPENSATION PLAN

Stewart & Stevenson Services, Inc., a Texas Corporation with its principal place of business in Houston, Texas (the "Company"), does hereby adopt and establish this Deferred Compensation Plan (the "Plan") as a means for the Company's Officers and key employees to defer receipt of certain commissions, bonuses, profit sharing and other compensation for their current services which is not received on a monthly basis (the "Compensation") until such later date specified by such persons.

                                    ARTICLE I

                                   ELIGIBILITY

Any person who is either an Officer of the Company or determined by the Committee named herein to be a key employee shall be eligible to participate in the Plan. An Officer of the Company or person who is determined to be a key employee on the date that the Plan is adopted by the Board of Directors may elect to participate in the Plan as of the date of adoption or the first day of any Fiscal Year of the Company ("Fiscal Year") thereafter. Any future Officer of the Company or person who is hereafter determined to be a key employee may elect to participate in the Plan as of the date of such election or determination, as the case may be, or the first day of any Fiscal Year thereafter. A participating Officer or key employee is hereinafter referred to as a "Participant."

                                   ARTICLE II

                              DEFERRED COMPENSATION

2.1 At the time he becomes a Participant under the Plan and before the beginning of each Fiscal Year thereafter, each Participant shall, by written notice delivered to the Company, specify the percentage of any Compensation which shall thereafter become payable as a result of his services during the next Fiscal Year that shall be deferred in accordance with the terms and conditions of the Plan. Such percentage shall in no event be subject to increase or decrease during the Fiscal Year that such Compensation is earned. If an Officer or key employee becomes a Participant under the Plan on a date other than the first day of a Fiscal Year, his initial election shall only apply to the portion of such Compensation equal to the fraction, the numerator of which shall be the number of days in the Fiscal Year subsequent to the election and the denominator of which shall be 365.

2.2 The Participant shall be credited as of the end of the Fiscal Year for which the election was made, with the dollar amount of the Compensation deferred pursuant to Section 2.1 and an interest equivalent in an amount determined by applying to one-hundred percent (100%) of such Participant's aggregate credits at the end of the preceding Fiscal Year an interest rate equal to the prime interest rate charged by Texas Commerce Bank on that date.

                                   ARTICLE III

                                  DISTRIBUTION

3.1 Distribution of a Participant's accrued credits and interest equivalents shall commence on the first day of the Fiscal Year specified by the Participant in writing, or, if no such specification is made, on the first day of the Fiscal Year next following the Fiscal Year during which the Participant ceases to be a full-time employee of the Company and, in either event, shall be payable in as many approximately equal monthly installments as shall be specified in writing by the Participant prior to such distribution. The commencement date established pursuant to this Section
     3.1 may be deferred for such additional period as the Participant may elect by written notice delivered to the Company prior to the payment of any distribution hereunder. The number of such installments shall be not less than twelve (12) nor more than two hundred and forty (240), and may not be increased or decreased after such distribution commences. In the event that a Participant fails to specify the number of such installments, distribution to him will be made in 120 installments.

3.2 On the last day of any Fiscal Year during which a Participant has received any distribution under Section 3.1 of the Plan, such Participant shall receive an additional payment equal to the prime interest rate charged by Texas Commerce Bank on that date times the average balance of credits and interests equivalents in such Participant's account during that Fiscal Year.

3.3 Any credit, interest equivalent, or undistributed installment thereof, which becomes distributable after the death of a Participant, shall be distributed in installments as provided in Sections 3.1 and 3.2 to such person or persons as the Participant may designate in writing to the Company. A Participant may, at any time, change or revoke his beneficiary designation by delivering written notice thereof to the Company. If there is no unrevoked designation on file with the Company at the time of the Participant's death, or if the person or persons designated therein shall have predeceased the Participant, such distribution shall be made to the Participant's estate.

3.4 The Company shall deduct from the amount of all distributions under the Plan any taxes required to be withheld by the federal, any state or local governments in respect to such distributions.

                                   ARTICLE IV

                                     FUNDING

4.1 The Plan shall be completely unfunded. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any credit or interest equivalent hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan.

4.2 No Participant shall have the right to assign, pledge or otherwise dispose of any rights, credits or interest equivalents under the Plan, nor shall the Participant's interest therein by subject to garnishment, attachment, transfer by operation of law, or any other legal process.

                                    ARTICLE V

                                 ADMINISTRATION

5.1 The Plan shall be administered by the Pension Committee (the "Committee") of the Board of Directors according to the procedures established in the Stewart & Stevenson Services, Inc. Pension Plan.

5.2 All determinations of the Committee as to any dispute or question arising under the Plan, including all questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Without limiting the generality of the foregoing, the determination of the Committee as to which persons are eligible to participate herein or whether a Participant has terminated his service and the date thereof shall be final, binding and conclusive upon all persons.

5.3 The Company or the Committee may consult with legal counsel, who may be counsel for the Company, with respect to its obligations or duties hereunder, or with respect to any action or proceeding, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

                                   ARTICLE VI

                                     GENERAL

6.1 The Plan shall be deemed to have become effective on the date of its adoption by the Board of Directors.

6.2 This Plan shall be subject to amendment or termination at any time after the effective date by affirmative vote of the Board of Directors of the Company, provided such amendment or termination shall not affect the right of any person who became a Participant prior to such amendment or termination to defer Compensation earned during the Fiscal Year in which the Plan was terminated or during any previous Fiscal Year or to receive disbursements under the Plan.

6.3 Neither the adoption nor the amendment of the Plan, nor any action of the Board of Directors of the Company, nor any election to defer Compensation hereunder, shall be construed to confer on any person any legal right to be continued as an employee of the Company.

Dated this 31st day of December, 1979.


                                        STEWART & STEVENSON SERVICES, INC.



                                        By: /s/ Joe Manning
                                            ______________________________
                                            President

                         ELECTION TO DEFER COMPENSATION
                                 PURSUANT TO THE
                        STEWART & STEVENSON SERVICES, INC.
                           DEFERRED COMPENSATION PLAN


NAME:


OFFICE:


I hereby elect to participate in the Stewart & Stevenson Services, Inc. Deferred Compensation Plan (the "Plan") as adopted by the Board of Directors of the Company and specify that _____ percent of any discretionary compensation to be paid to me for services rendered during the Fiscal Year beginning February 1, 19___ be deferred according to the provisions and conditions of the Plan.

Such deferred compensation is to be paid to me or my designated beneficiaries in _____ equal monthly installments under the Plan (unless otherwise specified, such payment will be made in 120 installments) commencing on (check one)

                                        ___ February 1, 19___.

                                        ___ First day (February 1) of the Fiscal
                                            Year next following my termination
                                            of employment

In the event of my death prior to receiving all monthly payments specified above, I request that any further payments to which I am entitled be paid to the beneficiary(s) designated below.


PRIMARY BENEFICIARY:

NAME:____________________          RELATIONSHIP:____________________


NAME:____________________          RELATIONSHIP:____________________


NAME:____________________          RELATIONSHIP:____________________

(If more than one named, the beneficiaries shall share equally unless otherwise stated above.)


CONTINGENT BENEFICIARY:

NAME:____________________          RELATIONSHIP:____________________


NAME:____________________          RELATIONSHIP:____________________


NAME:____________________          RELATIONSHIP:____________________

(If more than one named, the beneficiaries shall share equally unless otherwise stated above.)




DATED:____________________


BY:_______________________


Dated this _______________ day of _______________, 19___.


                                   STEWART & STEVENSON SERVICES, INC.



                                   By:________________________________
                                      President